Exhibit 99.01
Cadence Reports First Quarter 2024 Financial Results
Record First Quarter Backlog of $6.0 Billion and cRPO of $3.1 Billion
Raising 2024 Revenue Outlook
SAN JOSE, Calif. — April 22, 2024 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the first quarter of 2024.
First Quarter 2024 Financial Results
•Revenue of $1.009 billion, compared to revenue of $1.022 billion in Q1 2023
•GAAP operating margin of 25%, compared to 32% in Q1 2023
•Non-GAAP operating margin of 38%, compared to 42% in Q1 2023
•GAAP diluted net income per share of $0.91, compared to $0.89 in Q1 2023
•Non-GAAP diluted net income per share of $1.17, compared to $1.29 in Q1 2023
•Quarter-end backlog was $6.0 billion and current remaining performance obligations ("cRPO"), contract revenue expected to be recognized as revenue in the next 12 months, was $3.1 billion.

“Q1 was a strong start to the year for Cadence as we delivered solid Q1 results,” said Anirudh Devgan, president and chief executive officer. “I’m pleased with our record Q1 backlog that reflects our broad-based strength and product leadership. We’re thrilled with the momentum of our Cadence.AI portfolio which is providing customers with the most comprehensive and impactful chip-to-systems design capabilities and are excited about the launch of our innovative third generation Dynamic Duo hardware platforms that further expands our leadership.”

“Our strong Q1 results reflect our continued technology leadership supporting our customers and partners, and solid execution from the Cadence team,” said John Wall, senior vice president and chief financial officer. “I am pleased that we delivered record Q1 bookings and achieved record Q1 backlog of approximately $6.0 billion.”

CFO Commentary
Commentary on the first quarter of 2024 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For fiscal year 2024, the company expects:
•Revenue in the range of $4.56 billion to $4.62 billion
•GAAP operating margin in the range of 31% to 32%
•Non-GAAP operating margin in the range of 42% to 43%
•GAAP diluted net income per share in the range of $4.04 to $4.14
•Non-GAAP diluted net income per share in the range of $5.88 to $5.98
For the second quarter of 2024, the company expects:
•Revenue in the range of $1.03 billion to $1.05 billion
•GAAP operating margin in the range of 26.5% to 27.5%
•Non-GAAP operating margin in the range of 38.5% to 39.5%
•GAAP diluted net income per share in the range of $0.73 to $0.77
•Non-GAAP diluted net income per share in the range of $1.20 to $1.24

Cadence's outlook does not include the impact of its pending acquisition of BETA CAE, the company's expectations for which are largely unchanged from announcement.
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use the current normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
Reconciliations of the financial highlights and business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, are included in this press release.
Business Highlights
•Built upon AI-enhanced core design engines, the company's generative AI solutions boosted by foundational LLM co-pilots, are delivering unparalleled productivity, quality of results and time to market benefits for customers. Last week, at CadenceLIVE Silicon Valley, several top tier customers shared their remarkable successes with Cadence.AI products
•Launched the company's third generation hardware accelerated verification platforms - the Palladium Z3 emulation and Protium X3 prototyping platforms delivering more than 2x the capacity and 1.5x higher performance than the previous generation
•Introduced the Cadence Reality Digital Twin Platform that virtualizes the entire data center and uses AI, high-performance computing and physics-based simulation to significantly improve data center energy efficiency by up to 30%
•Announced a collaboration with Arm to develop a chiplet-based reference design and software development platform to accelerate software-defined vehicle innovation

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the first quarter 2024 financial results audio webcast today, April 22, 2024, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 22, 2024 at 5 p.m. (Pacific) and ending June 14, 2024 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For 10 years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2024 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements, including Cadence's outlook on future operating results, strategic objectives, business prospects, technology and product developments, industry trends, pending transactions and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates and realize the benefits of its investments in research and development, including opportunities presented by AI; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions, and rising tensions and conflicts around the world such as in the Middle East and with respect to Taiwan; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations, inflation rates, Cadence's upcoming debt maturities and Cadence’s ability to access capital and debt markets; (vii) Cadence's pending acquisition of BETA CAE Systems International AG, which remains subject to certain closing conditions, the acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them; (viii) potential harm caused by compromises in cybersecurity and cybersecurity attacks; (ix) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (x) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services, technologies or properties are subject; and (xi) Cadence's ability to successfully meet corporate governance, environmental and social targets and strategies. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.

Forward-looking statements regarding the pending BETA CAE acquisition and its impact are subject to additional risks and uncertainties including: the markets for BETA CAE’s or Cadence’s products and services may develop more slowly than expected or than they have in the past; operating results and cash flows may fluctuate more than expected; risks associated with tax liabilities or changes in applicable tax laws or interpretations to which the pending transaction or parties thereto are subject; BETA CAE or Cadence may fail to satisfy the closing conditions, including obtaining required regulatory approvals, in a timely manner or at all; uncertainties as to the availability of financing for the pending transaction upon acceptable terms on a timely basis and associated costs and expenses, including applicable interest rates; uncertainty as to the amount of shares to be issued by Cadence to acquire BETA CAE due to fluctuations in the trading prices of Cadence’s common stock; Cadence may fail to successfully acquire and integrate BETA CAE; Cadence may fail to realize the anticipated benefits of the pending acquisition; Cadence may incur unanticipated costs or other liabilities in connection with acquiring or integrating BETA CAE; Cadence may not repay debt or maintain share repurchases as anticipated, including as a result of insufficient free cash flow or use of cash for other purposes; the potential impact of the pending acquisition on relationships with third parties, including employees, customers, partners and competitors; Cadence may be unable to motivate and retain key personnel; and changes in or failure to comply with legislation or government regulations could affect the closing of the pending transaction or post-closing operations and results of operations.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings.
All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	March 31, 2024	March 31, 2023
	(unaudited)
GAAP operating margin as a percent of total revenue	25%	32%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9%	7%
Amortization of acquired intangibles	2%	1%
Acquisition and integration-related costs	2%	2%
Restructuring	0%	0%
Non-qualified deferred compensation expenses	0%	0%
Non-GAAP operating margin as a percent of total revenue	38%	42%

Net Income Reconciliation	Three Months Ended
	March 31, 2024	March 31, 2023
(in thousands)	(unaudited)
Net income on a GAAP basis	$247,643	$241,804
Stock-based compensation expense	88,129	74,288
Amortization of acquired intangibles	16,755	14,527
Acquisition and integration-related costs	22,086	15,800
Restructuring	280	—
Non-qualified deferred compensation expenses	4,588	3,150
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(59,986)	(3,273)
Income tax effect of non-GAAP adjustments	(613)	5,137
Net income on a non-GAAP basis	$318,882	$351,433

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	March 31, 2024	March 31, 2023
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.91	$0.89
Stock-based compensation expense	0.32	0.27
Amortization of acquired intangibles	0.06	0.05
Acquisition and integration-related costs	0.08	0.06
Restructuring	—	—
Non-qualified deferred compensation expenses	0.02	0.01
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.22)	(0.01)
Income tax effect of non-GAAP adjustments	—	0.02
Diluted net income per share on a non-GAAP basis	$1.17	$1.29
Shares used in calculation of diluted net income per share	273,544	273,159

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.
For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
March 31, 2024 and December 31, 2023
(In thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$1,012,418	$1,008,152
Receivables, net	389,865	489,224
Inventories	185,784	181,661
Prepaid expenses and other	341,865	297,180
Total current assets	1,929,932	1,976,217
Property, plant and equipment, net	433,016	403,213
Goodwill	1,575,107	1,535,845
Acquired intangibles, net	334,644	336,843
Deferred taxes	886,576	880,001
Other assets	562,855	537,372
Total assets	$5,722,130	$5,669,491
Current liabilities:
Current portion of long-term debt	$349,507	$349,285
Accounts payable and accrued liabilities	456,608	576,558
Current portion of deferred revenue	659,628	665,024
Total current liabilities	1,465,743	1,590,867
Long-term liabilities:
Long-term portion of deferred revenue	87,003	98,931
Long-term debt	299,805	299,771
Other long-term liabilities	301,983	275,651
Total long-term liabilities	688,791	674,353
Stockholders’ equity	3,567,596	3,404,271
Total liabilities and stockholders’ equity	$5,722,130	$5,669,491

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months Ended March 31, 2024 and March 31, 2023
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Revenue:
Product and maintenance	$913,385	$963,742
Services	95,718	57,948
Total revenue	1,009,103	1,021,690
Costs and expenses:
Cost of product and maintenance	75,395	100,238
Cost of services	49,802	24,234
Marketing and sales	180,589	166,666
Research and development	378,958	350,295
General and administrative	68,716	53,527
Amortization of acquired intangibles	5,407	4,267
Restructuring	280	—
Total costs and expenses	759,147	699,227
Income from operations	249,956	322,463
Interest expense	(8,692)	(9,260)
Other income, net	68,779	8,284
Income before provision for income taxes	310,043	321,487
Provision for income taxes	62,400	79,683
Net income	$247,643	$241,804
Net income per share - basic	$0.92	$0.90
Net income per share - diluted	$0.91	$0.89
Weighted average common shares outstanding - basic	269,606	269,501
Weighted average common shares outstanding - diluted	273,544	273,159

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2024 and March 31, 2023
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Cash and cash equivalents at beginning of period	$1,008,152	$882,325
Cash flows from operating activities:
Net income	247,643	241,804
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,556	34,400
Amortization of debt discount and fees	320	311
Stock-based compensation	88,129	74,288
Gain on investments, net	(55,394)	(123)
Deferred income taxes	(1,523)	(11,640)
Provisions for losses on receivables	158	214
ROU asset amortization and change in operating lease liabilities	(917)	(1,392)
Other non-cash items	78	99
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	102,991	(8,719)
Inventories	(10,689)	399
Prepaid expenses and other	(15,073)	56,212
Other assets	(7,535)	(42,084)
Accounts payable and accrued liabilities	(117,291)	(117,915)
Deferred revenue	(23,941)	40,650
Other long-term liabilities	6,720	897
Net cash provided by operating activities	253,232	267,401
Cash flows from investing activities:
Purchases of investments	(2,095)	(9,055)
Proceeds from the sale and maturity of investments	43,377	102
Purchases of property, plant and equipment	(49,601)	(26,719)
Cash paid in business combinations, net of cash acquired	(71,450)	—
Net cash used for investing activities	(79,769)	(35,672)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	50,000
Payments on revolving credit facility	—	(120,000)
Proceeds from issuance of common stock	116,725	65,370
Stock received for payment of employee taxes on vesting of restricted stock	(151,123)	(67,712)
Payments for repurchases of common stock	(125,006)	(125,010)
Net cash used for financing activities	(159,404)	(197,352)
Effect of exchange rate changes on cash and cash equivalents	(9,793)	261
Increase in cash and cash equivalents	4,266	34,638
Cash and cash equivalents at end of period	$1,012,418	$916,963

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2023					2024
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1
Americas	44%	41%	43%	44%	43%	46%
China	17%	18%	17%	15%	17%	12%
Other Asia	18%	18%	19%	19%	19%	20%
Europe, Middle East and Africa	15%	17%	15%	16%	16%	17%
Japan	6%	6%	6%	6%	5%	5%
Total	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2023					2024
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1
Custom IC Design and Simulation	20%	22%	22%	22%	22%	22%
Digital IC Design and Signoff	25%	27%	28%	29%	27%	29%
Functional Verification, including Emulation and Prototyping Hardware	32%	27%	26%	24%	27%	25%
IP	11%	11%	11%	13%	12%	12%
System Design and Analysis	12%	13%	13%	12%	12%	12%
Total	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of April 22, 2024
(Unaudited)

	Three Months Ending June 30, 2024	Year Ending December 31, 2024
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	26.5% - 27.5%	31% - 32%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Non-qualified deferred compensation expenses	0%	0%
Non-GAAP operating margin as a percent of total revenue†	38.5% - 39.5%	42% - 43%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of April 22, 2024
(Unaudited)

	Three Months Ending June 30, 2024	Year Ending December 31, 2024
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.73 to $0.77	$4.04 to $4.14
Stock-based compensation expense	0.32	1.41
Amortization of acquired intangibles	0.06	0.25
Acquisition and integration-related costs	0.06	0.20
Non-qualified deferred compensation expenses	—	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.22)
Income tax effect of non-GAAP adjustments	0.03	0.18
Diluted net income per share on a non-GAAP basis†	$1.20 to $1.24	$5.88 to $5.98

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of April 22, 2024
(Unaudited)

	Three Months Ending June 30, 2024	Year Ending December 31, 2024
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$200 to $211	$1,105 to $1,132
Stock-based compensation expense	89	386
Amortization of acquired intangibles	17	68
Acquisition and integration-related costs	15	56
Non-qualified deferred compensation expenses	—	5
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(60)
Income tax effect of non-GAAP adjustments	8	48
Net income on a non-GAAP basis†	$329 to $340	$1,608 to $1,635

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.